UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                  --------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 Date of Report
                        (Date of earliest event reported)
                                February 25, 2005

                  --------------------------------------------

                           THERMO ELECTRON CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

Delaware                               1-8002                         04-2209186
(State or other Jurisdiction   (Commission File Number)            (IRS Employer
of Incorporation)                                            Identification No.)

81 Wyman Street, P.O. Box 9046                                        02454-9046
Waltham, Massachusetts                                                (Zip Code)
(Address of Principal Executive Offices)

                                 (781) 622-1000
                         (Registrant's Telephone Number,
                              Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 1.01         Entry into a Material Definitive Agreement

         On February 25, 2005, the Board of Directors (the "Board") of Thermo Electron Corporation (the "Company") and the Compensation Committee of the Board (the "Compensation Committee") took the following actions relating to executive and director compensation:


2004 Executive Compensation Matters

         Annual Cash Incentive Plans - Approval of Payout of Cash Bonuses for 2004. The Compensation Committee approved the payout of cash bonuses for 2004 to the Company's executive officers under the Company's 2003 Annual Incentive Award Plan (the "162(m) Plan"), which was approved by the stockholders of the Company at its 2003 Annual Meeting of Stockholders. The Compensation Committee exercised its discretion to lower the amount of the cash bonuses payable under the 162(m) Plan based on its determinations as to the level of achievement of the applicable supplemental performance metrics for 2004 under the Company's annual cash incentive program, which operates in connection with the 162(m) Plan. The amount of cash bonuses approved by the Compensation Committee to be paid to the Company's "named executive officers" (as defined by Item 402(a)(3) of Regulation S-K) are set forth in the table below.


2005 Executive Compensation Matters

         Annual Cash Incentive Plans - Establishment of Criteria for 2005 Bonus. The Compensation Committee established the performance goal under the 162(m) Plan for 2005 as earnings before interest, taxes and amortization, excluding the impact of charges for restructuring, discontinued operations, extraordinary items, other unusual or non-recurring items and cumulative effects of accounting changes ("Adjusted EBITA"); and determined the percentage of Adjusted EBITA that each of the Company's executive officers is entitled to receive as a cash bonus for 2005 under the 162(m) Plan, subject to the Compensation Committee's right to lower, but not raise, the actual cash bonus to be paid to such executive officer for the year. The Compensation Committee's determination as to whether to lower the actual cash bonus to be paid to executive officers is generally based on the results of its determinations under the Company's annual cash incentive program for that year (which is described in the next paragraph).

         The Compensation Committee also established a target cash bonus amount for each of the Company's executive officers as well as supplemental performance metrics for such officers and the Company as a whole under the Company's annual cash incentive program for 2005. The target amount for each of the Company's executive officers, which is a percentage of base salary (ranging from 40% to 95%), was determined by the Compensation Committee based on the salary level and position of such officer within the Company. The supplemental performance metrics are based on (a) (70%) financial measures for the Company, comprised of growth in (i) revenue (adjusted for the impact of acquisitions and divestitures and for foreign currency changes) (35%) and (ii) earnings (adjusted for restructuring charges and certain other items of income or expense) before interest, taxes and amortization as a percentage of revenue (35%) and (b) (30%) qualitative measures of the Company's executive officers' contributions to the achievement of certain business objectives of the Company. For each of the financial measures, the Company's actual performance will be measured relative to the Company's internal operating plan for 2005. For




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both the financial and the qualitative measures, a range of performance for each such measure corresponds with a multiplier of 0 to 2. After giving effect to the weighting of the supplemental performance metrics, a composite final multiplier will be applied to the target cash bonus amounts for all of the Company's officers, including its executive officers. The sum of these amounts will be added together to form a bonus pool for all of the Company's officers, including its executive officers, and will allocated by the Compensation Committee among such officers.

         Base Salary - Approval of Increases for 2005. Effective April 1, 2005, the Compensation Committee increased the annual base salary of the Company's executive officers (other than the Company's chief executive officer and general counsel whose annual base salaries remain the same). The annual base salary approved by the Compensation Committee for the Company's named executive officers is set forth in the table below.

         Stock Options and Restricted Stock - Approval of Grants for 2005. The Compensation Committee granted stock options to the Company's executive officers under the Company's equity incentive plans. The stock option grants for the executive officers, other than the chief executive officer, are evidenced by the Company's standard form of Stock Option Agreement to its officers, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The stock option grant to the chief executive officer, Marijn E. Dekkers, is evidenced by the Company's standard form of Stock Option Agreement for Mr. Dekkers, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference. The options all (a) vest in equal annual installments over the three-year period commencing on the date of grant (i.e., the first 1/3 of a stock option grant would vest on the first anniversary of the date of grant) so long as the executive officer is employed by the Company on each such date,
(b) have an exercise price equal to the average of the opening and closing prices of the Company's common stock on the New York Stock Exchange on the date of grant, and (c) have a term of 7 years from such date. In addition, the Compensation Committee awarded 100,000 shares of restricted common stock of the Company to Mr. Dekkers that vest in annual equal installments over the three-year period commencing on November 21, 2005 (i.e., the first 1/3 of the restricted shares would vest on November 21, 2006) assuming continuous employment with the Company on each such date. The award is evidenced by the Company's standard form of Restricted Stock Agreement for Mr. Dekkers, a copy of which is attached hereto as Exhibit 99.3 and incorporated herein by reference. The stock option grants approved by the Compensation Committee for the Company's named executive officers are set forth in the table below.

         CEO Employment Agreement -Amendment. The Compensation Committee approved, and the Company and Mr. Dekkers entered into, a letter agreement dated as of February 25, 2005 that (a) amended the second sentence of Section 6(c) of Mr. Dekkers' Amended and Restated Employment Agreement dated as of November 21, 2002, as amended (the "Employment Agreement"), to provide that the exercise price of the stock options to be granted to Mr. Dekkers in 2005, 2006 and 2007 shall be the average of the opening and closing prices of the Company's common stock on the New York Stock Exchange on the date of each grant and (b) provided that the stock option to purchase 260,000 shares of the Company's common stock granted to Mr. Dekkers on February 25, 2005 pursuant to Section 6(c) of the Employment Agreement shall have a term of 7 years from the date of grant rather than a term of 10 years as provided in the last sentence of Section 6(c) of the Employment Agreement.




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

-----------------------------------------------------------------------------------------------------
                                                                                             2005
                                                                                          Securities
                                                                     2005                 Underlying
                                               2004                 Salary                  Option
Name                                       Cash Bonus (1)  (effective April 1, 2005)         Grant
-----------------------------------------------------------------------------------------------------

Marijn E. Dekkers                           $1,107,000            $1,000,000              438,000 (2)
President and Chief Executive Officer
-----------------------------------------------------------------------------------------------------
Guy Broadbent                               $  191,580            $  350,000              125,000
Vice President; President
Bioscience Technologies Division
-----------------------------------------------------------------------------------------------------
Marc N. Casper                              $  359,550            $  600,000              265,000
Senior Vice President
-----------------------------------------------------------------------------------------------------
Seth H. Hoogasian                           $  223,245            $  363,000              125,000
Vice President, General Counsel and
Secretary
-----------------------------------------------------------------------------------------------------
Peter M. Wilver                             $  196,890            $  363,825              125,000
Vice President, Chief Financial Officer
-----------------------------------------------------------------------------------------------------

(1) The Compensation Committee has reserved the right to re-examine the qualitative portion of the
    2004 cash bonuses in the event that the Company's annual report on Form 10-K for the year ended
    December 31, 2004 includes an assessment by the Company's registered public accounting firm other than that the Company maintained, in all material respects, effective internal control over financial reporting as of the year end.

(2) The amount reported for the number of shares of the Company's common stock underlying Mr. Dekkers'
    stock option grant for 2005 include the option to purchase 260,000 shares of the Company's common stock that Mr. Dekkers was entitled to receive pursuant to the terms of his Employment Agreement
    (as defined above).



2005 Director Compensation Matters

         Annual Cash Retainer - Approval of Increase. Effective February 25, 2005, the Board increased the annual retainer that is provided to the chairman of the Audit Committee to $20,000.

         Restricted Stock - Approval of Award. The Compensation Committee awarded 2,500 shares of restricted common stock of the Company to the Chairman of the Board, Jim P. Manzi, that vest in equal installments over the three-year period commencing on the date of grant (i.e., the first 1/3 of the restricted shares would vest on the first anniversary of the date of grant) assuming continued service as Chairman of the Board on each such date. The award is evidenced by the Company's standard form of Restricted Stock Agreement for Mr. Manzi, a copy of which is attached hereto as Exhibit 99.4 and incorporated herein by reference.




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Item 9.01         Financial Statements and Exhibits

(c)      Exhibits

         99.1 Form of Thermo Electron Corporation Stock Option Agreement for use in connection with the grant of stock options under the Registrant's equity incentive plans to officers and directors of the Registrant.

         99.2 Form of Thermo Electron Corporation Stock Option Agreement for use in connection with the grant of stock options under the Registrant's equity incentive plans to Mr. Dekkers.

         99.3 Form of Thermo Electron Corporation Restricted Stock Agreement for use in connection with the grant of restricted stock under the Registrant's equity incentive plans to Mr. Dekkers.

         99.4 Form of Thermo Electron Corporation Restricted Stock Agreement for use in connection with the grant of restricted stock under the Registrant's equity incentive plans to Mr. Manzi.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on this 2nd day of March 2005.


                                               THERMO ELECTRON CORPORATION


                                                   /s/ Seth H. Hoogasian
                                               By: -----------------------------
                                                   Name:  Seth H. Hoogasian
                                                   Title: Vice President



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